Securities And Exchange Commission
                             Washington, D.C. 20549

                               ------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                        Date of Report: November 06, 2001
                                        -----------------


                                 BERT Logic Inc.
             (Exact name of registrant as specified in its charter)

          Washington                    333-46526               91-2034750
(State or other jurisdiction of      (Commission file        (I.R.S. Employer
incorporation or organization)            number)           Identification No.)

                             Unit 130 2188 No. 5 Rd
                   Richmond, British Columbia V6X 2T1, CANADA
                                 (604) 276 8324
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Table Of Contents



Item  2.  Acquisition or Disposition of Assets . . . . . . . . . . . . . . 1

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1




ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On October 31, 2001 BERT Logic Inc. amended its license agreement with Reach Technologies Inc. to expand its territories to an exclusive worldwide license. Under the terms of the agreement BERT Logic Inc. agreed to pay $20,000 by way of promissory note due April 30, 2003. The purchase price was negotiated at arms-length and is below the cost amount of the license to Reach Technologies Inc. All other terms in the Licensing Agreement remain the same.




Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            BERT  Logic  Inc.

            Date:  11/6/01

            /s/  Lance  Rudelsheim
            ------------------------------
            Lance Rudelsheim, President & Director